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EXHIBIT 23. CONSENTS OF EXPERTS AND COUNSEL

Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statement No. 333-52148 of Hudson Valley Holding Corp. on Form S-8 of our report dated January 29, 2001, appearing in the Annual Report on Form 10-K of Hudson Valley Holding Corp. for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Stamford, CT
March 28, 2001